AMENDMENT TO THE
MANAGER DIRECTED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT, effective as of the 13th day of November, 2018, to the Transfer Agent Servicing Agreement dated as of July 1, 2016, (the “Agreement”), is entered into by and between MANAGER DIRECTED PORTFOLIOS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the iM DBi Managed Futures Strategy ETF and related fees; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

Exhibit J is hereby superseded and replaced with Exhibit J attached hereto.

This amendment will become effective upon the commencement of operations of the iM DBi Managed Futures Strategy ETF.  Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGER DIRECTED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Douglas J. Neilson	By: _/s/ Anita M. Zagrodnik
Name: Douglas J. Neilson	Name: Anita M. Zagrodnik
Title: President	Title: Senior Vice President

Exhibit J- Manager Directed Portfolios Transfer Agent Servicing Agreement

Name of Series
iM Dolan McEniry Corporate Bond Fund

The below fee schedule is specific to the Fund named above:

Transfer Agent, Shareholder & Account Services Fee Schedule

Annual Service Charges to the Fund*
▪	Base Fee per CUSIP $___ for first CUSIP in Fund Complex
$___	each additional class CUSIP in Fund Complex
▪	Open Accounts $___ per open account
▪	Closed (zero balance) Accounts $___ per closed account
▪	Daily Accrual Fund Accounts $___ per open account

Annual Basis Point Fee
▪	___ basis point on the first $___ million
▪	___ basis points on the next $___ million
▪	___ basis points on the balance

Services Included in Annual Basis Point Fee
▪	Telephone Calls
▪	Voice Response Calls
▪	Manual Shareholder Transaction & Correspondence
▪	Omnibus Account Transaction
▪	Daily Valuation/Manual 401k Trade
▪	Report Source – Client on-line access to fund and investor data. Includes set up and 2 user Ids.
▪	NSCC System Interface
▪	Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.
▪
Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

▪	12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added.  Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting,  investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the   month in which such account is closed. The monthly fee for a closed account shall be charged in the month following    the month during which such account is closed.

Transfer Agent & Shareholder Services
Additional Services Fee Schedule

Charges Paid by Investors

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$___ per qualified plan account or Coverdell ESA account (Cap at $___ per SSN)
▪	$___ per transfer to successor trustee
▪	$___ per participant distribution (Excluding SWPs)
▪	$___per refund of excess contribution
▪	$___per reconversion/recharacterization

Additional Shareholder Paid Fees
▪	$___ per outgoing wire transfer or overnight delivery
▪	$___ per telephone exchange
▪	$___per return check or ACH or stop payment
▪	$___ per research request per account (This fee applies to requests for statements older than the prior year)

CUSIP Setup

▪	CUSIP Setup beyond the initial CUSIP – $___ per CUSIP
▪	Expedited CUSIP Setup – $___ per CUSIP (Less than 35 days)

Fund Characteristic Change

▪	Fund Name Change – $___ per fund/ per change
▪	Fund CUSIP Change – $___ per fund/ per change

Digital Investor

Shareholder account access through the internet.  Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones.  The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.
▪	Digital Investor
−	Implementation – $___ per fund group
−	Annual Base Fee – $___ per year
Optional features with additional implementation fees and ongoing fees are available.  A full feature list and quote is available upon request.
▪	Activity (Session) Fees:
−	Inquiry – $___ per event
−	Login Challenge – $___ per event
−	Account Maintenance – $___ per event
−	Transaction – financial transactions, duplicate statement requests, etc. – $___ per event
−	New Account Set-up – $___ per event
−	Bank Verification Attempt – $___ per event

FAN Mail

Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪	Base Fee Per Management Company – file generation and delivery – $___per year
▪	Per Record Charge
-	Rep/Branch/ID – $ ___
-	Dealer – $___
▪	Price Files – $___per record or $___per user per month, whichever is less

Exhibit J (continued) - Manager Directed Portfolios Transfer Agent Servicing Agreement

Additional Services Fee Schedule (Continued)

Vision Electronic Statement Services

Online account access for broker/dealers, financial planners, and RIAs.
▪	Account inquiry
- Inquiry - $___per event
-	Vision ID - $___ per month per ID
▪	Transaction Processing*
- Implementation Fee - $___ per Management Company
- Transaction – purchase, redeem, and exchange - $___per event
- Monthly Minimum Charge - $___ per month
▪	Electronic Statements*
-	Implementation- $___per fund group
-	Load charges-$___per image
-	Archive charge (for any image stored beyond 2 years)-$ ___per document

*Vision ID and event charges also apply.

Fund Source

Client Access to audited fund information, pricing, performance, literature, processing guidelines.
-	$___ per Month – Unlimited Users

Electronic Correspondence

Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.

$___ per Email

Client Web Data Access

USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪	RMOD – Statement Storage & Retrieval
-	Setup: $___ per user
-	Support: $___ per user per month
▪	ReportSource – Report and Data File Storage & Retrieval
-	Setup: Included in initial fund setup on Transfer Agent system
-	$___ per user per month
Additional Data Delivery Services
▪	Ad Hoc/PowerSelect File Development
-	Standard ad-hoc select: $___ per file
-	Custom coded data for recurring, scheduled delivery: $___ per hour consultation and programming development
-	Support: $___ per file per month for recurring files/reports scheduled for delivery via Report Source.
-	Recurring files scheduled for delivery via Report Source.
▪	Custom Electronic File Exchange (MFS delivery of standard TIP files)
-	Setup: $___one-time fee
-	Support: $___ per file per month
▪	File Delivery to Alternate Sales Reporting Provider
-	Setup: $___one-time fee
-	Maintenance Fee: $___per file per month

Chat Services

▪	Implementation Fee – $___
▪	Monthly Fee – $___ per month
▪	Per Chat Fee – $___ per chat or $___per minute of chat

Exhibit J (continued) - Manager Directed Portfolios Transfer Agent Servicing Agreement

Outbound Calling & Marketing Campaigns

▪	Cost based on project requirements including ours, data sourcing and reporting.

Additional Services Fee Schedule (Continued)

Electronic Form Delivery and Signature Capture

▪	Implementation fee – $___ (includes 15 forms)
▪	Additional setup fee – $___ for each additional form and email template
▪	Form and fund logo modifications – $___ per form, $___ per updated Fund Logo
▪	Monthly minimum fee – $___ per month
▪	Per electronic envelope Fee – $___

Recordkeeping Application Access

▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
-	$___ implementation
-	$___ per month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
-	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
-	$___ implementation
-	$___ per ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
-	$___ implementation
-	$___ per ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
-	$___ implementation
-	$___ per ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
-	$___implementation
-	$___ per ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
-	$___ implementation
-	$___ per ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
-	$___per month

Programming Charges

▪	$___ per hour (subject to change)
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-	All other client specific customization and/or development services

Cost Basis Reporting

Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪	$___per direct open account per year

Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$___ setup per fund group
▪	$___ per month administration
▪	$___per received email correspondence

Exhibit J (continued) - Manager Directed Portfolios Transfer Agent Servicing Agreement

Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$___ per fund group per month

CTI Reporting

Integrated custom detailed call reporting: $___ per monthly report

Additional Services Fee Schedule (Continued)

Literature Fulfillment Services

▪	Account Management/Database Administration
-	$___ per month
-	Receiving – $___ per SKU
-	Order Processing – $___ per order
-	Skid Storage – $___ per month per location
-	Disposal – $___ per SKU
▪	Inbound Teleservicing Only
-	Account Management – $___ per month (OR)
-	Call Servicing – $___ per call
▪	Lead Source Reporting
-	$___ per month
▪	Closed Loop Reporting
-	Account Management – $___ per month
-	Database Installation, Setup – $___ per fund group
▪	Miscellaneous Expenses
-	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis

Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
▪	$___ per Month

Mutual Fund Profile II Services

Initial data review and population as well as ongoing support of information on DTCC’s Mutual Fund Profile II site
▪	Initial data population: $___ for less than 25 CUSIPS / $___ for 25 CUSIPS or more
▪	Monthly maintenance: $___ per management company
▪
Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $___/hour

Dealer Survey Completion

▪	Dealer fund survey requests – $___ per hour for completion and quality validation

Physical Certificate Processing

Services to support the setup and processing of physical certificated shares for a fund family:
▪	$___ setup per fund group
▪	$___ per certificate transaction

Fund Event* Services

▪	Programming & File Delivery – $___/hour
▪	Project Management/Analysis – $___/hour
▪	Account Data Retention – $___/account/month until purged*
▪	CUSIP Data Retention – $___/CUSIP/month until purged*
*Fund Events are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into USBFS or out to another Transfer Agent)*FINCEN regulations require account retention for 12 months following closing.  Data is purged the first July after retention requirements have been fulfilled.

Exhibit J (continued) - Manager Directed Portfolios Transfer Agent Servicing Agreement

Additional Services Fee Schedule (Continued)

MARS Sales Reporting & Compliance Services

Standard MARS Version 8i Implementation Cost
▪ $___ – $___ MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)

Standard MARS Version 8i Products & Services (Monthly fees)

▪ $___ – $___ MARS Sales & Compliance Reporting (Includes 5 Sales & 5 Compliance Users)

▪ $___– $___ MARS Sales Reporting (Includes 5 Sales Users)
▪ $___ – $___ MARS 22c-2 Compliance (Includes 5 Compliance Users)
▪	$___ – $___ – Enhanced Services*
Includes up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional Enhanced Services support can be negotiated.

Standard Version 8i System Setup & Implementation Costs (One-time fee)
▪	$___ – SalesForce.com Integration
▪	$___– Custom Data Interface
▪	$___ – OmniSERV Setup
▪	$___ – Standard Interface
▪	$___ – Additional OmniSERV Interface
Standard Version 8i Licenses (Monthly Fee Per User)
▪ $___ – Sales Reporting
▪	$___ – 22c-2 Compliance
▪	$___ – CRM
▪	$___ – SFDC
Standard Version 8i Products & Services (Monthly Fee)
▪	$___ – OmniSERV
▪	$___ – Daily Transaction Load from Sales Portal
▪	$___ – Monthly Asset Load from Sales Portal
▪	$___ – SalesForce.com
Additional Version 8i Products & Services (Quoted Separately)
Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT Data Line, Profiling, and RIA Monthly Load.

MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size
▪ $___– MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees based on AUM)
▪	$___/month (AUM $0 – $___)
▪	$___/month (AUM $___ – $___)
▪	$___/month (AUM $___– $___)
▪	$___/month (AUM $___– $___)
Once an AUM of $___has been reached, additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Includes Enhanced Services up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.

Base includes initial three dealer interfaces. Each additional interface is $___ per month.
Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $___ per month.
No CRM real-time integration. No system access.

Additional MARS Lite System Setup & Implementation Costs (One-time fee)
▪	$___– Custom Data Interface
▪	$___– Standard Interface
▪	$___– OmniSERV Interface

Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)

Exhibit J (continued) - Manager Directed Portfolios Transfer Agent Servicing Agreement

MARS Training
▪	$___/day plus travel and out-of-pocket expenses.
** Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.

Additional Services Fee Schedule (Continued)

Informa Shareholder Electronic Statement Services

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access – $___per statement
▪	Document Consent Processing, Suppression, and Notification – $___per suppressed statement
▪	Development & Implementation of Electronic Confirm Statements – $___initial setup fee

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access – $___per statement
▪	Document Consent Processing, Suppression, and Notification – $___per suppressed statement
▪	Development & Implementation of Electronic Investor Statements – $___initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access – $___per statement
▪	Document Consent Processing, Suppression, and Notification – $___per suppressed statement
▪	Development & Implementation of Electronic Tax Statements – $___initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
▪	Document Consent Processing, Suppression, and Notification – $___per suppressed statement
▪	Development & Implementation of Electronic Compliance Documents – $___initial setup fee

Related Digital Investor Fees
▪	View Consent Enrollment – $___per transaction
▪	Consent Enrollment – $___per transaction
▪	View Statements – $___per view

Notes:
▪	Statements presented as PDF documents
▪	Statements will be loaded for all accounts, regardless of consent
▪	Three year minimum term
▪	Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $___ per document per year for three years and greater, if desired
Digital Investor customization charges also apply

Exhibit J (continued) - Manager Directed Portfolios Transfer Agent Servicing Agreement

Name of Series
iM DBi Managed Futures Strategy ETF

The below fee schedule is specific to the Fund named above:

Base Fee for Accounting, Administration, Transfer Agent & Account Services

The following reflects the greater of the basis point fee or annual minimum1 where iM Global Partner US acts as Adviser to the exchange-traded fund in the MDP series trust.

Annual Minimum per Fund2                                                                                              Basis Points on Trust AUM2
Funds 1-5                $___ First $___m                  ___bps
Funds 6-10              $___ Next $___m                  ___bps
Funds 11-15            $___ Next $___m                  ___ bps
Funds 16+               $___ Balance                        ___ bps

See APPENDIX A for Services and Associated Fees in addition to the Base Fee

APPENDIX A

Accounting, Administration, Transfer Agent & Account Services
(in addition to the Base Fee)

Pricing Services

For daily pricing of each securities (estimated 252 pricing days annually)
$___– Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$___– Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
$___ – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
$___ – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
$___ – Bank Loans
$___ – Swaptions
$___ – Intraday money market funds pricing, up to 3 times per day
$___ – Credit Default Swaps
$___ per Month Manual Security Pricing (>25per day)

NOTE: Prices are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action Services

Fee for IDC data used to monitor corporate actions
$___ per Foreign Equity Security per Month
$___ per Domestic Equity Security per Month
$___ per CMOs, Asset Backed, Mortgage Backed Security per Month

MDP Trust Chief Compliance Officer Annual Fee (subject to board approval)

$___ for the first fund
$___ for each additional fund
$___ per sub-advisor per fund
Additional $___ per distributor other than Quasar Distributors, LLC

Exhibit J (continued) - Manager Directed Portfolios Transfer Agent Servicing Agreement

APPENDIX A continued

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

$___ per security per month for fund administrative

SEC Modernization Requirements

Form N-PORT – $___ per year, per Fund
Form N-CEN – $___ per year, per Fund

Controlled Foreign Corporation (CFC)

USBFS Fee Schedule plus $___

Section 15(c) Reporting

▪	$___ per fund per standard reporting package*
▪	Additional 15c reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting
-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
- Performance reporting package: Peer Comparison Report
▪	Standard data source – Morningstar; additional charges will apply for other data services

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs .

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

Adviser’s Signature below acknowledges approval of the fee schedules on this Exhibit J.

iM Global Partner US, LLC

By: ______________________________

Printed Name and Title: Jeffrey K. Seeley, U.S. Chief Operating Officer and Head of Distribution

Date: ______________________